UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 12, 2012

Nexxus Lighting, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-23590	59-3046866
(Commission File Number)	(IRS Employer Identification No.)

124 Floyd Smith Drive, Suite 300, Charlotte, North Carolina	28262
(Address of Principal Executive Offices)	(Zip Code)

(704) 405-0416

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 12, 2012, Nexxus Lighting, Inc. (“Nexxus” or the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with RVL 1 LLC, an affiliate of Aston Capital, LLC (the “Investor”) whereby in consideration of a cash payment of $6 million (the “Investment”), the Company will issue to the Investor 600,000 shares of newly-created Series B Convertible Preferred Stock, $.001 par value per share (the “Preferred Stock”). The Preferred Stock will be convertible into shares of the Company’s common stock, $.001 par value per share (the “Common Stock”) at a conversion price per share equal to $0.13, subject to certain anti-dilution adjustments. The conversion price was the closing price of the Company’s Common Stock on August 2, 2012, the date the Company and the Investor entered into the letter of intent with respect to the Investment. The proceeds from the Investment are expected to be used to extinguish approximately $2.5 million of existing short term debt, to fund a settlement payment in connection with the anticipated settlement of the Philips lawsuit described below, to pay the fees and expenses in connection with the Investment and for working capital purposes.

After giving effect to the conversion of the Preferred Stock and the other transactions contemplated by the Investment Agreement, it is expected that the Investor would own 46,153,846 shares, or approximately 73% of the Company’s outstanding Common Stock. The Preferred Stock will represent approximately 73% of the outstanding voting stock of the Company on an as-converted basis and will result in a change in control of the Company under applicable regulations of The NASDAQ Stock Market (“NASDAQ”). The Investor will be entitled to vote the Preferred Stock on an as-converted basis with the Company’s Common Stock.

Initially, the Investor will have the right to appoint four members to the Company’s board of directors (the “Board”), with the size of the Board not to exceed seven members. The Investor’s right to appoint four directors will decline proportionately to take into account subsequent material reductions in the Investor’s Preferred Stock ownership position in the Company. In connection with the closing of the Investment, all of the current members of the Company’s Board of Directors will resign. The Company and the Investor have identified seven persons as potential designees to the Company’s Board: Robert V. LaPenta, James A. DePalma, Robert V. LaPenta, Jr., Robert A. Basil, Jr., Stephen G. Virtue, Bill Ingram and Dennis McCarthy. Stephen G. Virtue, Bill Ingram and Dennis McCarthy will qualify and serve as “Independent Directors” under NASDAQ rules. As indicated above, the Investor will control more than 50% of the voting power of the Company and, as such, will rely on the “Controlled Company” exemption to the NASDAQ rules requiring that a majority of the Board be independent directors.

The Preferred Stock will have a liquidation preference of $10 per share. The Preferred Stock also will share ratably on an as-converted basis with the Company’s Common Stock in the payment of dividends and distributions. In addition, the Company will be prohibited from taking certain actions specified in the Certificate of Designations with respect to the Preferred Stock without the consent of the holders of at least a majority of the then outstanding shares of Preferred Stock. In connection with the Investment, the Company will grant the Investor certain demand and tag-along registration rights with respect to the shares of Common Stock issuable upon conversion of the Preferred Stock.

The Company also has granted the Investor, subject to certain minimum ownership requirements, a right of first refusal to purchase its pro rata share of any new shares of capital stock, including options, warrants and other rights to acquire capital stock, and securities convertible into or exchangeable for capital stock, which the Company may, from time to time, propose to issue and sell, subject to certain exceptions.

A portion of the proceeds from the Investment are expected to be used in connection with the anticipated settlement of a lawsuit brought against the Company by Koninklijke Philips Electronics N.V. and Philips Solid-State Lighting Solutions, Inc. (collectively, “Philips”) on March 26, 2012, alleging that the Company’s Array and certain other products infringe certain of Philips’ patents for LED lighting. The Company is negotiating a settlement agreement with Philips and, as a result of the transaction, the Company will have the resources to fund the settlement. In connection with the contemplated settlement, the Company expects to receive a license to use certain Philips’ patents for LED lighting in consideration of royalty payments.

In addition, in connection with the Investment, on September 12, 2012, the Company entered into a termination and exchange agreement (the “Exchange Agreement”) with the holders of promissory notes of the Company set forth on Schedule 1 to the Exchange Agreement providing that approximately $2.5 million in indebtedness represented by such promissory notes of the Company maturing in June 2013 will be extinguished (the “Exchange”). The holders of the promissory notes have agreed, subject to and concurrent with closing the Investment, to exchange the promissory notes for a total of $880,000 in cash (which payment is expected to be funded at closing from the proceeds of the Investment) and 1,000,000 newly-issued shares of the Company’s Common Stock.

Pursuant to the Investment Agreement, upon the request of the Investor, the Company has agreed to seek stockholder approval for one or more amendments to the Company’s certificate of incorporation providing for (i) the increase in the authorized shares of the Company’s Common Stock from 40,000,000 shares to 120,000,000, (ii) a reverse stock split of the Company’s Common Stock which shall permit the Company to meet the minimum bid requirements set forth in NASDAQ Listing Rule 5550(a)(2), (iii) an election not to be governed by Section 203 of the General Corporation Law of the State of Delaware and/or (iv) a change of the Company’s name.

The closing of the Investment, which is expected to occur on or about September 24, 2012 is conditioned upon the concurrent closing of the Exchange, the settlement of the Philips litigation and additional conditions, including, among others, (i) that the Company maintain a minimum cash balance at closing, and (ii) that there are no proceedings commenced or threatened for the purpose or with the probable or reasonably likely effect of preventing the closing of the transactions contemplated by the Investment Agreement or seeking material damages on account thereof.

The Company is subject to “no-shop” restrictions on its ability to solicit alternative proposals from third parties and to provide information to and engage in discussions with third parties regarding alternative transactions. The Investment Agreement contains customary representations, warranties and covenants. In addition, subject to certain limitations set forth in the Investment Agreement, the Company has agreed to indemnify and hold the Investor and its affiliates harmless from and against all losses arising out of or relating to any breach or violation of the representations, warranties, covenants or agreements of the Company set forth in the Investment Agreement or any other transaction document. The Investment Agreement contains certain termination rights for the benefit of the Company and the Investor.

The Investment Agreement was unanimously approved by the Company’s Board of Directors. PCE Valuations, LLC rendered a fairness opinion to the Board of Directors with respect to the Investor’s investment in the Company.

The foregoing description of the Investment Agreement, the Exchange Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Investment Agreement and the Exchange Agreement attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

No representation, warranty, covenant, or agreement contained in the Investment Agreement or the other Transaction Documents (as defined in the Investment Agreement) is, or should be construed as, a representation or warranty by the Company to any person other than the Investor, or a covenant or agreement of the Company or the Investor with any other person. Investors are cautioned about relying on representations, warranties, covenants, and agreements contained in the Investment Agreement and/or the Transaction Documents. The representations and warranties in the Investment Agreement and/or the Transaction Documents may be qualified by information that has not been filed with the Securities and Exchange Commission, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes, and represent an allocation of risk as between the parties as part of the transaction reflected in the Investment Agreement and/or the Transaction Documents. Moreover, the representations and warranties may become incorrect after the date of the Investment Agreement and/or the Transaction Documents and changes, if any, may not be reflected in the Company’s public disclosures. The covenants and agreements contained in the Investment Agreement and/or the Transaction Documents are solely for the benefit of the Company and the Investor, and compliance with each covenant and agreement may be waived, and the time for performance under each covenant and agreement may be extended, by the party entitled to the benefit of the covenant or agreement.

Forward-Looking Statements

We have made forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in this report. The words “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “seeks,” “may” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance and achievements, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain factors that could cause actual events not to occur as expressed in the forward-looking statement include among others: the occurrence of any event, change or other circumstances that could give rise to the termination of the Investment Agreement; the outcome of any legal proceedings that may be instituted against the Company related to the Investment Agreement; the inability to complete the Investment due to the failure to satisfy conditions to completion of the Investment and other risks and uncertainties described herein.

Although we presently believe that the plans, expectations and results expressed in or suggested by the forward-looking statements are reasonable, all forward-looking statements are inherently subjective, uncertain and subject to change, as they involve substantial risks and uncertainties beyond our control. New factors emerge from time to time, and it is not possible for us to predict the nature, or assess the potential impact, of each new factor on our business. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any of our forward-looking statements for events or circumstances that arise after the statement is made, except as otherwise may be required by law.

Item 1.02	Termination of a Material Definitive Agreement.

The disclosure under Item 1.01 is incorporated by reference in its entirety in this Item 1.02. At the closing of the transactions contemplated by the Investment Agreement, approximately $2.5 million in indebtedness represented by existing promissory notes of the Company maturing in June 2013 will be extinguished (the “Exchange”). The holders of the promissory notes have agreed, subject to and concurrent with closing the Investment, to exchange the promissory notes for a total of $880,000 in cash (which payment is expected to be funded at closing from the proceeds of the Investment) and 1,000,000 newly-issued shares of the Company’s Common Stock in full and complete satisfaction of all of the Company’s obligations under such promissory notes.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 is incorporated by reference in its entirety in this Item 3.02. Neither the Preferred Stock to be issued pursuant to the Investment Agreement nor the shares of Common Stock to be issued in the Exchange, or which may be acquired upon conversion of the Preferred Stock, have been registered for sale under the Securities Act of 1933, as amended (the “Securities Act”). Such securities may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements. The issuance and sale of the Preferred Stock and the Common Stock will be made in reliance upon the exemption provided in Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. No form of general solicitation or general advertising was or will be conducted in connection with such issuance. Each of the certificates representing the Preferred Stock and the Common Stock will contain restrictive legends preventing the sale, transfer or other disposition of such Preferred Stock and Common Stock, unless registered under the Securities Act, or pursuant to an exemption therefrom. The disclosure about the Investment and the Exchange contained in this current report does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the Securities and Exchange Commission, and as permitted under Rule 135c under the Securities Act.

The Investor and each of the holders of the promissory notes subject to the Exchange has represented to the Company that such person or entity is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

Item 8.01	Other Events.

On September 7, 2012, in connection with the transactions contemplated by the Investment Agreement, The NASDAQ Stock Market granted the Company an exception from the NASDAQ stockholder approval rules pursuant to the “financial viability exception” set forth in NASDAQ Rule 5635(f). NASDAQ rules would normally require that Nexxus’ stockholders approve the Investment prior to closing the transactions contemplated by the Investment Agreement. However, NASDAQ has granted the Company an exception from this stockholder voting requirement under Listing Rule 5635(f), which provides that an exception may be granted when (i) the delay in securing stockholder approval would seriously jeopardize the financial viability of the enterprise and (ii) reliance on such exception has been expressly approved by the audit committee of the board of directors comprised solely of independent, disinterested directors. NASDAQ also has granted Nexxus an exception from the voting rights requirements of Listing Rule 5640 and IM-5640 with respect to the transactions contemplated by the Investment Agreement. To obtain this exception, the Company was required to demonstrate to NASDAQ that the delay that would be associated with an effort to obtain stockholder approval prior to the consummation of the Investment would have seriously jeopardized the Company’s financial viability. As required by NASDAQ, the audit committee of the Company’s Board, comprised solely of independent, disinterested directors, expressly approved the Company’s reliance on the financial viability exception described in this paragraph. On September 13, 2012, a notice to stockholders regarding the Company’s reliance on the financial viability exception (the “Notice”) was mailed to stockholders in accordance with NASDAQ rules. In accordance with NASDAQ rules, the closing of the transactions contemplated by the Investment Agreement can occur no earlier than ten days after the mailing of such Notice.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Investment Agreement dated September 12, 2012

10.2	Exchange Agreement dated September 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 17, 2012	NEXXUS LIGHTING, INC.

/s/ Gary R. Langford
Name: Gary R. Langford
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Investment Agreement dated September 12, 2012

10.2	Exchange Agreement dated September 12, 2012

*	The schedules and exhibits to the Investment Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.